UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 20, 2006, we completed a $1.3 billion commercial real estate term debt securitization that includes a five-year replenishment period allowing us, subject to certain restrictions, to reinvest principle payments into new loan collateral. We used the proceeds from the offering to repay borrowings under certain of our credit facilities, to purchase certain of the collateral pool from our affiliated companies for inclusion in the securitization pool and to pay certain transaction fees and expenses. This term debt securitization also includes a variable funding note providing an additional financing source for unfunded loan commitments. We recorded this transaction as an on-balance sheet financing. At closing, CapitalSource Real Estate Loan Trust 2006-A (“Trust 2006-A”), a newly formed wholly owned indirect subsidiary of CapitalSource Inc., entered into (i) an Indenture (“Indenture”) among Trust 2006-A, as the Issuer, CapitalSource Finance LLC (“Finance”), as Advancing Agent, and Wells Fargo Bank, N.A., as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar, (ii) a Servicing Agreement (“Servicing Agreement”) among Trust 2006-A, as the Issuer, Wells Fargo Bank, N.A, as Trustee and as the Backup Servicer, and Finance, as Collateral Manager, Servicer and Special Servicer, and (iii) a Collateral Management Agreement (“Collateral Management Agreement” together with the Indenture and Servicing Agreement, the “Agreements”) between Trust 2006-A, as the Issuer, and Finance, as Collateral Manager. Finance is a wholly-owned indirect subsidiary of CapitalSource Inc. The securitization involved the sale of approximately $1.2 billion of floating-rate asset-backed notes which are backed by an approximate $1.3 billion diversified pool of commercial real estate loans from our portfolio. The value of the offered notes represented 91.7% of the value of the collateral pool. The blended pricing for the offered notes (excluding fees) was one month LIBOR plus 39.7 basis points.
     The amount, ratings and LIBOR spread of the offered notes are:

	Amount	Rating	LIBOR Spread	Assumed Weighted
Class	($ in Millions)	(S&P/Moody’s/Fitch)	(basis points)	Average Life
A – 1A	70.38	AAA/Aaa/AAA	26.0	6.69
A – 1R*	200.00	AAA/Aaa/AAA	27.0	6.69
A – 2A	500.00	AAA/Aaa/AAA	25.0	6.48
A – 2B	125.00	AAA/Aaa/AAA	31.0	7.54
B	82.88	AA/Aa2/AA	39.0	7.80
C	62.40	A+/A1/A+	65.0	7.83
D	30.23	A/A2/A	75.0	7.83
E	30.23	A-/A3/A-	85.0	7.83
F	26.65	BBB+/Baa1/BBB+	105.0	7.83
G	33.15	BBB/Baa2/BBB	125.0	7.83
H	31.20	BBB-/Baa3/BBB-	150.0	7.83

*	variable funding note
     In connection with the transaction, Trust 2006-A also issued Class J and Class K notes as well as an equity interest represented by a trust certificate. Such notes and equity interest were retained by CapitalSource Real Estate Loan LLC, 2006-A, a newly formed wholly owned indirect subsidiary of CapitalSource Inc. The Class J and Class K notes together represent an 8.3% interest in the collateral pool. None of the Class J or Class K notes nor the trust certificate were offered to any third party.
     Under the Agreements, our subsidiaries that are party thereto are required to comply with various covenants, customary in similar types of transactions. The Agreements include customary events of default for notes of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the notes may be accelerated.
     Descriptions in this Current Report of the Agreements are qualified in their entirety by reference to copies of such documents which are filed as Exhibits 4.17, 10.67 and 10.68, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Index to Exhibits attached hereto.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 27, 2006	/s/ Steven A. Museles

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

4.17
Indenture dated as of December 20, 2006, by and among CapitalSource Real Estate Loan Trust 2006-A, as the Issuer, CapitalSource Finance LLC, as Advancing Agent and Wells Fargo Bank, N.A., as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar.

10.67
Servicing Agreement, dated as of December 20, 2006, by and among CapitalSource Real Estate Loan Trust 2006-A, as the Issuer, Wells Fargo Bank, N.A, as Trustee and as the Backup Servicer and CapitalSource Finance LLC, as Collateral Manager, Servicer and Special Servicer.

10.68	Collateral Management Agreement dated as of December 20, 2006, by and among CapitalSource Real Estate Loan Trust 2006-A, as the Issuer, and CapitalSource Finance LLC, as Collateral Manager.